EXHIBIT 23.1
                               CONSENT OF COUNSEL




Genetic Vectors, Inc.
Miami, Florida




      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our opinion dated May 28, 1998, as attached to Post-Effective Amendment No. 1 to the Form S-8 of even date therewith, relating to the legality of the registered shares.




/s/ Kirkpatrick & Lockhart LLP

Kirkpatrick & Lockhart LLP
Miami, Florida
November 8, 2000